Exhibit 23

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statements No. 33-86312 and No. 333-53750 of Hampshire Group, Limited on Forms S-3/S-8 of our report dated March 26, 2004 (which report expresses an unqualified opinion), appearing in this Annual Report on Form 10-K of Hampshire Group, Limited for the year ended December 31, 2003.



/s/ Deloitte & Touche
---------------------------------
Deloitte & Touche

Greenville, South Carolina
March 29, 2004